EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NASDAQ: AMSY

Investor Relations Contact:
Ronald Schillereff
703-267-5140
ronald.schillereff@ams.com

Media Relations Contact:
Anne Burt
703-267-8142
anne.burt@ams.com

AMS REPORTS Q1 2003 RESULTS
Meets Analysts’ Earnings Estimates

FAIRFAX, Va, April 22, 2003 – American Management Systems, Incorporated (NASDAQ: AMSY), a global business and IT consulting firm, today announced first quarter 2003 earnings of $6.3 million ($0.15 per diluted share) compared to $10.7 million, ($0.25 per diluted share) and $8.0 million ($0.19 per diluted share) in the first and fourth quarters of 2002, respectively.

Revenues for the first quarter 2003 were $227.0 million, compared with $251.4 million and $236.1 million for the first and fourth quarters in 2002, respectively. Approximately $4.8 million, or 53%, of the decline in revenues in the first quarter 2003 over the fourth quarter of 2002 was attributable to the sale of AMS’s Global Utilities practice in December 2002 as part of its strategy to divest non-core operations.

“We are pleased that we met guidance on earnings and EPS and that key operating metrics, such as utilization rates, are stable. However, macroeconomic and competitive conditions continue to be challenging,” Alfred T. Mockett, Chairman and CEO, stated. “We have taken and continue to take actions to aggressively address our costs while investing in business development and other programs that position us for future industry growth. Further, we will continue the previously announced stock repurchase program, which we began in March 2003, based on our belief that AMS’s stock is undervalued,” he concluded.

Conference Call
AMS will hold a conference call to review first quarter results at 5:00 p.m. Eastern Time on April 22, 2003 that will be accessible by dialing 913-981-5507. An audio replay of the call will be available from 8:00 p.m., April 22, 2003 through 12:00 midnight, April 29, 2003 by dialing 719-457-0820 and entering pass code 783074. The call may also be accessed via a live Webcast on the AMS Website at ams.com. The Webcast will be available for replay through April 21, 2004.

About AMS
AMS is a global business and IT consulting firm whose customers include 44 state, local and provincial governments, a majority of federal agencies, and hundreds of companies in the Fortune 500. With deep industry experience and technical know-how in all levels of government and throughout the private sector, the company delivers results that measurably improve business performance and the relationship between an organization and its customers. Founded in 1970, AMS is headquartered in Fairfax, Va. with 50 offices worldwide. The company is traded on the Nasdaq National Market under the symbol AMSY. For detailed information about AMS, visit ams.com.

# # #

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “intends” and similar expressions are generally intended to identify forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks in project delivery and staffing, risk of revenues not being realized when expected, risk of increased competition in the markets, and the effects of economic uncertainty on client expenditures as well as other factors described in AMS’s Annual Report on Form 10-K for the year ended 2002. The company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s (estimates or) views as of any subsequent date.

American Management Systems, Incorporated
CONSOLIDATED CONDENSED INCOME STATEMENTS
Unaudited
(In thousands, except per share data)

	For the Quarter
	Ended March 31,

	2003	2002

REVENUES	$226,972	$251,430

EXPENSES(1):
Cost of Revenues	135,047	147,587
Selling, General and Administrative	77,582	79,164
Research and Development	3,330	5,958

INCOME FROM OPERATIONS	11,013	18,721

OTHER (INCOME) EXPENSE, NET:
Interest Expense	509	797
Other Income	(103)	(249)

	406	548

INCOME BEFORE INCOME TAXES	10,607	18,173

INCOME TAXES	4,349	7,451

NET INCOME	$6,258	$10,722

WEIGHTED AVERAGE SHARES OUTSTANDING	42,362	41,780

BASIC EARNINGS PER SHARE	$0.15	$0.26

WEIGHTED AVERAGE SHARES AND EQUIVALENTS	42,622	42,373

DILUTED EARNINGS PER SHARE	$0.15	$0.25

1 Certain amounts from prior year have been reclassified for comparative purposes

1

American Management Systems, Incorporated
CONSOLIDATED REVENUES BY MARKET
(In thousands)

	For the Quarter		For the Quarter
	Ended March 31,		Ended December 31,

	2003	2002	2002	2001

Federal Government Agencies	$85,923	$83,675	$88,524	$78,156

State and Local Governments and Education	61,382	71,525	62,560	71,911

Communications, Media and Entertainment	42,597	53,202	41,438	64,623

Financial Services Institutions	30,268	30,780	31,631	30,355

Other Corporate Clients	6,802	12,248	11,935	14,886

Total Revenues	$226,972	$251,430	$236,088	$259,931

American Management Systems, Incorporated
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	3/31/2003
ASSETS	(Unaudited)	12/31/2002

CURRENT ASSETS:
Cash and Cash Equivalents	$115,266	$136,191
Accounts Receivable, Net	219,903	212,098
Prepaid Expenses and Other Current Assets	34,704	35,126

Total Current Assets	369,873	383,415

NONCURRENT ASSETS:
Property and Equipment (Net of Accumulated Depreciation and Amortization of $46,318 and $44,751)	23,874	24,518
Purchased and Developed Computer Software (Net of Accumulated Amortization of $144,798 and $136,591)	109,637	90,797
Goodwill, Net	24,331	24,331
Cash Value of Life Insurance	23,214	29,830
Other Assets	54,375	69,605

Total Noncurrent Assets	235,431	239,081

TOTAL ASSETS	$605,304	$622,496

American Management Systems, Incorporated
CONSOLIDATED CONDENSED BALANCE SHEETS — CONTINUED
(In thousands, except share data)

	3/31/2003
LIABILITIES AND STOCKHOLDERS’ EQUITY	(Unaudited)	12/31/2002

CURRENT LIABILITIES:
Accounts Payable	$14,674	$17,118
Accrued Compensation and Related Items	36,542	52,674
Deferred Revenues	29,118	26,115
Accrued Liabilities	12,653	14,592
Accrued Restructuring Charge	5,031	7,988
Income Taxes Payable	409	1,061
Deferred Income Taxes	18,304	17,159

Total Current Liabilities	116,731	136,707

NONCURRENT LIABILITIES:
Deferred Compensation and Other	30,839	36,364
Deferred Income Taxes	21,472	20,044
Accrued Restructuring Charge	7,973	9,356

Total Noncurrent Liabilities	60,284	65,764

TOTAL LIABILITIES	177,015	202,471

STOCKHOLDERS’ EQUITY:
Preferred Stock ($0.10 Par Value; 4,000,000 Shares Authorized, None Issued or Outstanding)	—	—
Common Stock ($0.01 Par Value; 200,000,000 Shares Authorized, 51,057,214 and 51,057,214 Issued and 42,249,988 and 42,324,218 Outstanding)	510	510
Capital in Excess of Par Value	81,059	80,309
Unearned Compensation	(1,676)	(2,146)
Retained Earnings	391,321	385,063
Accumulated Other Comprehensive Loss	(12,150)	(14,915)
Treasury Stock, at Cost (8,807,226 and 8,732,996 Shares)	(30,775)	(28,796)

Total Stockholders’ Equity	428,289	420,025

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$605,304	$622,496

American Management Systems, Incorporated
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	For the Quarter
	Ended March 31,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$6,258	$10,722
Adjustments to Reconcile Net Income to Net Cash (Used in) Provided by Operating Activities
Depreciation	1,737	1,929
Amortization	8,094	7,537
Stock Compensation Expense	383	933
Deferred Income Taxes	2,718	2,768
Increase in Cash Surrender Value of Life Insurance	(433)	(360)
Loss on Disposal of Assets	8	77
Changes in Assets and Liabilities:
(Increase) Decrease in Accounts Receivable	(5,913)	27,651
Decrease (Increase) in Prepaid Expenses and Other Current Assets	773	(2,164)
Decrease (Increase) in Other Assets	1,617	(2,985)
Decrease in Accounts Payable and Other Accrued Liabilities	(5,078)	(5,729)
Decrease in Accrued Compensation and Related Items	(21,974)	(17,250)
Increase (Decrease) in Deferred Revenue	2,966	(963)
Decrease in Accrued Restructuring Charge	(4,341)	(7,734)
Decrease in Income Taxes Payable	(671)	(13,149)

Net Cash (Used in) Provided by Operating Activities	(13,856)	1,283

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(1,038)	(182)
Purchase and Development of Computer Software	(13,288)	(4,638)
Other Assets	6,644	(4,060)

Net Cash Used in Investing Activities	(7,682)	(8,880)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Common Stock Options Exercised and Employee Stock Purchase Plan	1,206	3,352
Payments to Acquire Treasury Stock	(2,341)	(286)

Net Cash (Used in) Provided by Financing Activities	(1,135)	3,066

Effect of Exchange Rate Changes on Cash	1,748	(628)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(20,925)	(5,159)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	136,191	53,347

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$115,266	$48,188

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Exchange of Investment for Intangible Assets, Net of Cash	$16,266	$—
Issuance of Treasury Stock for Stock Options Exercised, Employee Stock Purchase Plan, and Restricted Stock	$217	$1,679